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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Global Media Corp. (now known as GlobalMedia.com) for the registration of 18,805,189 shares of its common stock (File No. 333-45566) and to the incorporation by reference therein of our audit report dated September 23, 1999, except for Notes 9[i] and 12[i] which are as at October 19, 1999, with respect to the consolidated financial statements of Global Media Corp. included in its Annual Report (Form 10-KSB) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       -----------------------------------------
Vancouver, Canada,                             Ernst & Young LLP
September 28, 2000                            Chartered Accountants